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                                                                   EXHIBIT 10.10

Prepared by and return to: Frank Dolney         INSTR # 2000006117
Toho Holdings, Inc.                             OR BK 04385 PG 1110
3560 Cypress Gardens Road                       RECORDED 01/12/2000 10:28 AM
Winter Haven, Florida 33884                     RICHARD M. WEISS CLERK OF COURT
                                                POLK COUNTY
                                                DOC TAX PD(F.S.201.08)    502.60
                                                INT. TAX PD(F.S.199)      287.16
                                                DEPUTY CLERK B Beachar

                                    MORTGAGE

THIS INDENTURE, Made this DECEMBER 13, 1999 by and between TOHO HOLDINGS, INC., A FLORIDA CORPORATION whose address is 3560 CYPRESS GARDENS ROAD, WINTER HAVEN, FLORIDA 33884, hereinafter called the mortgagor, AND FIDRA HOLDINGS, LTD, whose address is SUITE 1, WEST BAY STREET, P.O. BOX CB-11728, NASSAU, BAHAMAS, hereinafter call the mortgagee:

         The terms "Mortgagor" and "Mortgagee" shall include heirs, personal representatives, successors, legal representatives and assigns, and shall denote the singular and/or the plural, and the masculine and/or the feminine and natural and/or artificial persons, whenever and wherever the context so admits or requires.

WITNESSETH, that the said Mortgagor, for and in consideration of the aggregate sum named in the promissory note, a copy of which is attached hereto and made a part hereof, the receipt of which is hereby acknowledged, does grant, bargain and sell To the said Mortgagee, his successors and assigns, in fee simple, the following described land, situate, lying and being in POLK COUNTY, FLORIDA to-wit:

         Commence at the intersection of the Northerly right-of-way of Interstate 4 with the West boundary of Section 11, Township 27 South, Range 24 East, Polk County, Florida, run thence North 72 50' 19" East, along said right-of-way, a distance of 450 feet; thence leaving said right-of away, run North 00 11' 36" West, a distance of 535.10 feet for the point of beginning; thence continue North 00 11' 36" West, a distance of 598.47 feet; thence run North 81 28' 15" East, a distance of 145.42 feet; thence run North 00 10' 20" West, a distance of 370.35 feet to the Southerly right-of-way boundary of State Road 33; thence run North 72 50' 50" East, along the Southerly right-of-way boundary of said State Road 33, a distance of 154.69 feet; thence run South 00 00' 05" West, a distance of 882.63 feet; thence run South 62 00' 04" West, along the centerline of a ditch as now located, a distance of 326.71 feet to the point of beginning.

And the said Mortgagor does hereby fully warrant the title to said land and will defend the same against the lawful claims of all persons whomsoever.

PROVIDED ALWAYS, that if said Mortgagor, his successors or assigns, shall pay unto the said Mortgagee, his successors or assigns, that certain promissory note, of which a true and correct copy is attached, and of Mortgagor shall perform, comply with and abide by each and every stipulation, agreement, condition and convenient of said promissory note and of this mortgage, and shall duly pay all taxes, all insurance premiums reasonably required, all costs and expenses including reasonable attorneys fees that Mortgagee may incur in collecting money secured by this mortgage, and also in enforcing this mortgagee by suit or otherwise, then this mortgage and the estate hereby created shall cease and be null and void.

Mortgagor hereby covenants and agrees:

1. To pay the principal and interest and other sums of money payable by virtue of said promissory note and this mortgage, or either, promptly on the days respectively the same severally come due.

2. To keep the buildings now or hereafter on the land insured for fire and extended coverage in a sum at least equal to the amount owed on the above described promissory note, and name the Mortgagee as loss payees, and to furnish Mortgagee with a copy of all current policies. if Mortgagor does not proved Mortgagee with copies of the policies showing Mortgagee as loss payee after 14 days written demand by Mortgagee, then Mortgagee may purchase such insurance and shall add any payments made for such policy to the principal balance owed on the mortgage.

                                               A TRUE COPY
                                               CERTIFICATION ON LAST PAGE
                                               RICHARD M. WEISS, CLERK OF COURTS

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                                                        POLK OR BK 04385 PG 1112

         and such payments shall accrue interest at the maximum rate of interest allowed by law. In the event any sum of money becomes payable under such policy. Mortgagee, his legal representatives, or assigns, shall have the option to receive and apply the same on account of the indebtedness hereby secured or to permit Mortgagor to receive and use it or any part thereof for repair or replacement, without hereby waiving or impairing any equity, lien or right under or by virtue of this mortgage. In the event of loss Mortgagor shall give immediate notice to Mortgagee.

3. To permit, commit or suffer no waste, impairment or deterioration of the property, or any part thereof.

4. To permit no other lien or mortgage to be placed ahead of this mortgage.

5. Mortgagor shall provide proof of payment of annual real estate taxes by March 15, for the preceding years taxes. In the event that Mortgagor does not pay the taxes by such date, the Mortgagee may pay the taxes and the full amount of such payment by Mortgagee shall be added to the principal balance owed on the mortgage, and shall accrue interest at the maximum rate allowed by law.

6. The Mortgagee may, at any time pending a suit upon this mortgage, apply to the court having jurisdiction thereof for the appointment of a receiver, and such court shall forthwith appoint a receiver, and such receiver shall have all broad and effective functions and powers in anywise entrusted by a court to a receiver, and such appointment shall be made by such court as an admitted equity and a matter of absolute right to said Mortgagee. The rents, profits; income, issues, and revenues shall be applied by such receiver according to the lien of this mortgage.

7. If any of the sums of money due and owing to Mortgagee under the terms of the promissory note and this mortgage, including but not limited to any advance made by Mortgagee for the payment of insurance or taxes, are not paid within 15 days after the same become due and payable, or if each of the stipulations, agreements, conditions and covenants of the promissory note and this mortgage, or either, are not fully performed or complied with the aggregate sum owed on the promissory note shall become due and payable forthwith or thereafter at the option of Mortgagee, his successors, legal representatives, or assigns.

This mortgage and the note hereby secured shall be construed and enforced according to the laws of the State of Florida.

The principal sum secured hereby, along with any interest to be paid in accordance with the terms of the note secured hereby, shall immediately become due and payable without notice, if a transfer of title to the premises by sale or otherwise is made without the Mortgagee's written consent, while this mortgage remains a lien thereon, at the option of Mortgagee, his successors, legal representatives, or assigns.

Executed at POLK COUNTY, FLORIDA on the date written above.

Signed, sealed and delivered in the presence of:

The foregoing instrument was executed and acknowledged before me this December 13, 1999, by FRANK DOLNEY, President of TOHO HOLDINGS, INC. who is personally known to me.

/s/ RICHARD J. EMRY              TOHO HOLDINGS, INC.
-----------------------------
Witness Name: RICHARD J. EMRY    BY: /s/ FRANK DOLNEY
             [ILLEGIBLE]         ---------------------------
                                 FRANK DOLNEY, PRESIDENT
                                 3560 Cypress Gardens Rd, Winter Haven, FL 33884

/s/ DEVIN EDWARDS                [STAMP OF RICHARD J. EMRY]
-------------------------
Witness Name: DEVIN EDWARDS

                                 [STAMP OF RICHARD M WEISS, CLERK OF COURTS]